Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of April 1997
Distribution Date of May 15, 1997

Original Pool Amount                     $215,029,773.64

Beginning Pool Balance                    $49,061,237.52
Beginning Pool Factor                          0.2281602

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $3,818,177.81
  Interest Collected                         $361,120.16

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries             $77,352.92
Total Additional Deposits                     $77,352.92

Repos/Chargeoffs                              $20,567.09
Aggregate Number of Notes Charged Off                 19

Total Available Funds                      $4,218,349.50

Ending Pool Balance                       $45,260,794.01
Ending Pool Factor                             0.2104862

Servicing Fee                                 $40,884.36

Repayment of Servicer Advances                $38,301.39

Reserve Account:
  Beginning Balance (see Memo Item)        $4,319,731.64
  Target Percentage                                 6.50%
  Target Balance                                     N/A
  Minimum Balance                          $4,300,595.47
  (Release)/Deposit                          ($19,136.17)
  Ending Balance                           $4,300,595.47

Current Weighted Average APR:                      8.760%
Current Weighted Average Remaining Term (months):  20.04

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                             505,669.09      393
    31-60 days                             109,989.23       82
    60+ days                                44,490.64       26

    Total                                  660,148.96      407

  Balances:  60+ days                      402,669.01       26

Memo Item - Reserve Account
  Prior Month                           $4,300,595.47
  + Invest. Income                          19,136.17
  + Transfer from Collection Account             0.00
    Beginning Balance                   $4,319,731.64

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of April 1997

                                      TOTAL          NOTES         CERTIFICATES
Original Pool Amount
 Distributions:                  $215,029,773.64  $207,503,000.00   $7,526,773.64
 Distribution Percentages                                  96.50%           3.50%
 Coupon                                                    6.400%          6.625%

Beginning Pool Balance            $49,061,237.50
Ending Pool Balance               $45,260,794.01

Collected Principal                $3,779,876.42
Collected Interest                   $361,120.16
Charge-Offs                           $20,567.09
Liquidation Proceeds/Recoveries       $77,352.92
Servicing                             $40,884.36
Cash Transfer to Reserve Account            0.00
  Total Collections Available
    for Debt Service               $4,177,465.14

Beginning Balance                 $48,657,512.62   $46,953,768.10   $1,703,744.52
Interest Due                         $259,826.19      $250,420.10       $9,406.09
Interest Paid                        $259,826.19      $250,420.10       $9,406.09
Principal Due                      $3,800,443.51    $3,667,427.99     $133,015.52
Principal Paid                     $3,800,443.51    $3,667,427.99     $133,015.52

Ending Balance                    $44,857,069.11   $43,286,340.11   $1,570,729.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)               0.2086058520    0.2086855633

Total Distributions                $4,060,269.70    $3,917,848.09     $142,421.61

Interest Shortfall                         $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)   $0.00            $0.00           $0.00

Excess Servicing                      $117,195.44

Beginning Reserve Account Balance   $4,319,731.64  See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                        ($19,136.17)
Ending Reserve Account Balance      $4,300,595.47

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of April 1997


Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                     5                4               3              2               1
                                  Dec 1996         Jan 1997        Feb 1997       Mar 1997        Apr 1997
Beg. Pool Balance              $65,493,264.29  $62,197,239.05  $58,639,688.25  $53,383,390.98  $49,061,237.52

A) Loss Trigger:
Principal of Contracts
  Charged off                      $44,376.01      $30,042.33      $49,517.63      $78,951.97      $20,567.09
Recoveries                         $60,818.33       $4,737.98     $114,217.45     $123,879.53      $77,352.92

Total Charged off
  (Months 5,4,3)                  $123,935.97
Total Recoveries
  (Months 3,2,1)                   315,449.90
Net Loss/(Recoveries)
  for 3 Mos.                     ($191,513.93)(a)

Total Balance (Months 5,4,3)  $186,330,191.59(b)

Loss Ratio Annualized [(a/b)(12)]     -1.2334%

Trigger: Is Ratio> 1.5%                    No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                   $607,180.87     $469,964.64     $402,669.01
   As % of Beginning Pool Balance                                    1.03544%        0.88036%        0.82075%
   Three Month Average                                               1.18284%        0.99898%        0.91218%

Trigger: Is Average> 2.0%                  No

C) Noteholders Percent Trigger:        2.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                No

Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer